Exhibit 23.8

CONSENT OF Brown & caldwell

The undersigned hereby consents to the inclusion in or incorporation by reference in the registration statement on Form S-3 (the “Registration Statement”) of Trilogy Metals Inc. being filed with the U.S. Securities and Exchange Commission (“SEC”), to any amendments or post-effective amendments to the Registration Statement, of references to the Brown & Caldwell’s name and to the use of, or the incorporation by reference of the technical report summary titled the “Arctic Project, Technical Report Summary, Ambler Mining District, Alaska” dated effective November 30, 2022 (the “Arctic TRS”) and the use of scientific and technical information, including any reserve and resource estimates, from the Arctic TRS (collectively, the “Technical Information”), which comply with the requirements under Subpart 1300 of Regulation S-K promulgated by the SEC, including extracts from or summaries of the Technical Information.

DATED: November 3, 2026

Brown & Caldwell

By:	/s/ Dennis Fink
Name:	Dennis Fink
Title:	Market Sector Leader